Exhibit 99.1

Viveve Announces Issuance of Novel U.S. Method Patent for Stress Urinary Incontinence

New patent strengthens and expands Viveve’s intellectual property portfolio for the treatment of stress urinary incontinence

ENGLEWOOD, CO – September 22, 2020 - Viveve Medical, Inc. (NASDAQ: VIVE), a medical technology company focused on women’s intimate health, today announced that the United States Patent and Trademark Office (USPTO) has issued U.S. Patent No. 10,779,874 covering Viveve’s unique method of treatment to address stress urinary incontinence (SUI) in women. The newly granted patent strengthens the Company’s intellectual property portfolio in advance of the launch of its U.S. pivotal PURSUIT clinical trial for SUI in women.

Viveve’s dual-energy technology has demonstrated its ability to activate fibroblasts and initiate collagen formation in underlying vaginal tissue in a non-invasive, painless and comfortable procedure. When applied in the area of the urethra and tissue surrounding the bladder neck, the technology’s unique mechanism of action may strengthen and improve the function of connective tissues, improve vaginal structural integrity and reduce urethral hypermobility, a leading cause of SUI in women.

“We are excited about the issuance of this SUI patent, particularly as we prepare to initiate our pivotal PURSUIT clinical trial in the United States. The method patent for SUI strengthens an already robust intellectual property portfolio and expands our opportunities to develop and commercialize a new method in the treatment of SUI pending regulatory approval,” said Scott Durbin, Viveve’s chief executive officer.

“Currently, there is an enormous unmet need in the market for a non-invasive, safe, efficacious, and durable SUI treatment. We look forward to completing our pivotal PURSUIT clinical trial, which may support a new U.S. indication for the treatment of mild-moderate SUI in women,” concluded Mr. Durbin.

About Viveve

Viveve Medical, Inc. is a medical technology company focused on women’s intimate health. Viveve is committed to advancing new solutions to improve women’s overall well-being and quality of life. The internationally patented Viveve® System incorporates Cryogen-cooled Monopolar Radiofrequency (CMRF) technology to uniformly deliver volumetric heating while gently cooling surface tissue to generate neocollagenesis in a single in-office session. In the United States, the Viveve® System is cleared by the Food and Drug Administration (FDA) for use in general surgical procedures for electrocoagulation and hemostasis. International regulatory approvals and clearances have been received for vaginal laxity and/or improvement in sexual function indications in more than 50 countries.

Viveve continues to advance its clinical development program in SUI. The positive topline results reported from the 3-arm feasibility study and the preclinical study outcomes are intended to support the initiation of the pivotal PURSUIT Trial and strengthen its potential to achieve its primary efficacy endpoint. As announced on July 7, 2020, Viveve received FDA approval of its Investigational Device Exemption application to conduct the multicenter, randomized, double-blinded, sham-controlled PURSUIT Trial for improvement of SUI in women.

For more information visit Viveve’s website at www.viveve.com.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the fluctuation of global economic conditions, the impact of the novel coronavirus termed COVID-19 on our clinical development and regulatory review and clearances and on the manufacturing, placements and patient utilization of our Viveve Systems, the performance of management and our employees, the outcome of our assessment of strategic alternatives, our ability to obtain financing, our evaluation of strategic alternatives, our ability to obtain approval or clearance for sale of our medical device for all indications sought, competition, general economic conditions and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware, unless required by law.

Viveve is a registered trademark of Viveve, Inc.

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